EXHIBIT 2.1
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EXECUTION COPY

DATED                                                               17 JUNE 2002
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                               MDCP ACQUISITIONS I



                           JEFFERSON SMURFIT GROUP PLC


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                              Transaction Agreement

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ARTHUR COX                                         KIRKLAND & ELLIS
Earlsfort Centre                                   200 East Randolph Drive
Earlsfort Terrace                                  Chicago
Dublin 2                                           Illinois 60601 - 6611


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                                   CONTENTS

NO.     CLAUSE                                                              PAGE

1.      DEFINITIONS AND INTERPRETATION........................................3
2.      OFFER.................................................................8
3.      SPIN-OFF.............................................................10
4.      RECOMMENDATIONS......................................................11
5.      CO-OPERATION.........................................................12
6.      COVENANTS............................................................13
7.      ACCESS TO JSG'S BUSINESS.............................................14
8.      TERMINATION..........................................................14
9.      NOTICES..............................................................16
10.     REMEDIES AND WAIVERS.................................................17
11.     NO PARTNERSHIP AND NO AGENCY.........................................17
12.     ENTIRE AGREEMENT.....................................................17
13.     VARIATION............................................................17
14.     ASSIGNMENT...........................................................17
15.     ANNOUNCEMENTS........................................................18
16.     CONFIDENTIALITY......................................................18
17.     COSTS AND EXPENSES...................................................18
18.     COUNTERPARTS.........................................................18
19.     GOVERNING LAW........................................................18
20.     JURISDICTION.........................................................18
21.     PARTIES IN INTEREST..................................................19


        LIST OF AGREED FORM OR TO BE AGREED FORM DOCUMENTS

               Capital Reduction Resolution
               Irrevocable Undertakings
               List of Irrevocable Undertakings
               Heads of Terms of Participation and Heads of Terms of Employment Management Participation Resolution
               Pre-Conditional Rule 2.5 Announcement
               Spin-Off Steps
               Rule 2.5 Announcement

THIS AGREEMENT is made on the 17 day of  June 2002

BETWEEN:

 (1) MDCP Acquisitions I, an unlimited public company incorporated in Ireland with registered number 358039 and having its registered office at Earlsfort Centre, Earlsfort Terrace, Dublin 2, Ireland ("MDCP"); and

 (2) Jefferson Smurfit Group plc, a public limited company incorporated in Ireland with registered number 8610 and having its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland ("JSG").

RECITALS

(A) The Directors of MDCP have determined to make an offer for the entire issued and to be issued share capital of JSG and to implement such offer in the manner set out in this Agreement.

(B) The Independent Directors have determined to recommend the Offer and to implement the Spin-Off in the manner set out in this Agreement.

(C) The Directors of MDCP and the Independent Directors have accordingly approved the execution and performance by MDCP and JSG of their respective obligations under this Agreement.

IN CONSIDERATION OF THE MUTUAL COVENANTS AND UNDERTAKINGS CONTAINED IN THIS AGREEMENT, IT IS AGREED AS FOLLOWS:

1.      DEFINITIONS AND INTERPRETATION

        1.1 In this Agreement (including the Recitals) unless otherwise specified:

"AGREED COUNSEL LIST"             means the list of  Counsel  previously  agreed
                                  between William Fry and Arthur Cox;

"AGREED FORM"                     in  relation  to  any   document   means  such
                                  document  in a form  which has been  agreed by
                                  the  parties and signed or  initialed  by them
                                  (or on their  behalf by their legal  advisers)
                                  for  identification  purposes only,  with such
                                  alterations   as  may  be  agreed  in  writing
                                  between the parties from time to time for any reason;

"BUSINESS DAY"                    means any day on which  retail  banks are open
                                  for normal business (Saturdays and Sundays excluded) in Ireland;

"CAPITAL REDUCTION"               means the reduction of capital of JSG pursuant
                                  to Section 72 of the 1963 Act as more fully set out in the Capital Reduction Resolution;


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

"CAPITAL REDUCTION RESOLUTION"    means   the   special    resolution   of   JSG
                                  Shareholders to effect the Spin-Off pursuant to the Capital Reduction and (if required) to approve the Spin-Off pursuant to Chapter 10 and/or Chapter 11 of the Listing Rules of the Irish Stock Exchange and UK Listing Authority in the agreed form or to be agreed form;

 "COMPANIES  ACTS"                means the Irish  Companies Acts, 1963 to 2001;

 "CONDITIONS"                     means the conditions to the Offer
                                  in  the   form   set  out  in  the   Rule  2.5
                                  Announcement;

"CONFIDENTIALITY AGREEMENTS"      means the letter  agreements  between  JSG and
                                  MDCP IV, dated 11 March 2002 and 31 May 2002, respectively;

"DIRECTORS"                       means  the board of  directors  of MDCP or the
                                  board of directors of JSG (as the context requires);

"EGM" means the extraordinary general meeting (or any adjournment thereof) of JSG to be convened for the purposes of considering the Resolutions;

"EURO" means the single unit of currency provided for in the Treaty on European Union which was signed at Maastricht on 7 February 1992 and which came into force on 1 November 1993;

"EXCHANGE  ACT"                   means  the  U.S.  Securities  Exchange  Act of
                                  1934;

"EXPENSE REIMBURSEMENT            means    the     agreement     relating     to
AGREEMENT"                        non-solicitation  and  expense   reimbursement
                                  dated 7 May 2002 between JSG and MDCP IV, as confirmed and amended by the supplemental letter agreement dated 17 June 2002;

"FILING" shall have the meaning given to that term in clause 3.2(g);

"FINAL COURT ORDER"               shall have the  meaning  given to that term in
                                  clause 3.2(e);

"GROUP" means the MDCP Group or the JSG Group (as the context requires);

"HEADS OF AGREEMENT OF            means  the   agreements  in  the  agreed  form
PARTICIPATION AND HEADS OF        entered into as of the date hereof between the
AGREEMENT OF EMPLOYMENT"          parent company of MDCP and certain  members of
                                  JSG    management   in   relation   to   their
                                  participation in and/or employment by, the parent company of MDCP;

"HIGH COURT"                      means the High Court of Ireland;

"INDEPENDENT DIRECTORS"           means the  Directors of JSG with the exception
                                  of those Directors who are precluded by virtue of Rule 3.1(a)(i) of the Takeover Rules from the formulation and communication of advice to JSG Shareholders in relation to the Offer and the


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                                  Spin-Off;

"IRISH STOCK EXCHANGE"            means  The  Irish  Stock   Exchange   Limited;

"IRREVOCABLE UNDERTAKINGS"        means  the  irrevocable  undertakings  in  the
                                  agreed form from the list of JSG Shareholders in the agreed form;

"JSG GROUP"                       means JSG and its subsidiaries and subsidiary
                                  undertakings;

"JSG INFORMATION"                 means  any  information  relating  to the  JSG
                                  Group furnished to MDCP or its advisers by or on behalf of JSG for inclusion in the Offer
                                  Document;

"JSG SHAREHOLDERS"                means   holders  of  Ordinary   Shares  and/or
                                  American  Depositary Shares;

"JSG SHARE OPTION SCHEMES"        means  the  share  option  schemes  and  other
                                  analogous or similar schemes pursuant to which Ordinary Shares, options over or rights in respect of Ordinary Shares or other securities convertible into or exchangeable for Ordinary
                                  Shares have been issued or granted to certain employees of the JSG Group;

"LONDON STOCK EXCHANGE"           means London  Stock  Exchange  plc;

"MDCP IV"                         means Madison  Dearborn  Capital  Partners IV,
                                  L.P.;

"MDCP GROUP"                      means MDCP and its parent company or companies
                                  and   its    subsidiaries    and    subsidiary
                                  undertakings;

"MDCP INFORMATION"                means  any  information  relating  to the MDCP
                                  Group  furnished  to JSG or its advisers by or
                                  on  behalf  of  MDCP  for   inclusion  in  the
                                  Spin-Off  Circular,  the Schedule 14D-9 or the
                                  Registration Statement;

"MANAGEMENT PARTICIPATION"        means the proposed  participation  in,  and/or
                                  employment  by, the parent  company of MDCP of
                                  certain members of JSG management  pursuant to
                                  the  terms  of  the  Heads  of   Agreement  of
                                  Participation   and  Heads  of   Agreement  of
                                  Employment;

"MANAGEMENT PARTICIPATION         means   the   ordinary   resolution   of   JSG
RESOLUTION"                       Shareholders   to   approve   the   Management
                                  Participation in the agreed form or to be agreed form;

"NEW YORK STOCK EXCHANGE"         means  The  New  York  Stock  Exchange,  Inc.;

"OFFER" means the offer to be made by MDCP for the entire issued and to be issued share capital of JSG in accordance with this Agreement;

"OFFER  DOCUMENT"                 means the offer  document to be issued by MDCP
                                  in connection with the Offer that contains such information as required by the


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
                                  Takeover  Act and  the  Exchange  Act;

"OFFER RECOMMENDATION"            means the  recommendation  by the  Independent
                                  Directors  that JSG  Shareholders  accept  the
                                  Offer  in the  form  set out in the  Rule  2.5
                                  Announcement;

"OPTIONS"                         means  existing  options to  acquire  Ordinary
                                  Shares  under  the JSG Share  Option  Schemes;

"OPTIONHOLDERS"                   means  holders of Options;

"ORDINARY SHARES"                 means ordinary shares of euro 0.30 each in the
                                  capital of JSG;

"PANEL" shall have the meaning given to that term in Rule 2.1 of the Takeover Rules;

"PETITION"                        shall have the  meaning  given to that term in
                                  clause  3.2(e);

"PROCEEDINGS"                     shall have the  meaning  given to that term in
                                  clause 20.1;

"PRE-CONDITION"                   means receipt of the Irrevocable  Undertakings
                                  by the time  specified in the  Pre-Conditional
                                  Rule 2.5 Announcement;

"PRE-CONDITIONAL RULE 2.5         means the  announcement to be made by MDCP and
ANNOUNCEMENT"                     JSG in the  agreed  form  in  relation  to the
                                  Offer and the Spin-Off;

"PROSPECTUS"                      means  the  prospectus  forming  part  of  the
                                  Registration Statement;

"REGISTRATION STATEMENT"          means the registration statement of SSCC filed
                                  with the SEC under the Securities Act relating to the distribution of the SSCC Shares by JSG in connection with the Spin-Off;


"REPRESENTATIVE"                  means any director,  officer,  employee, agent
                                  or adviser of a party or any member of such party's Group;

"RESOLUTIONS"                     means the Capital Reduction Resolution and the
                                  Management Participation Resolution;

"RULE 2.5 ANNOUNCEMENT"           means the Rule 2.5 firm intention announcement
                                  in the agreed form to be made by MDCP and JSG;

"SCHEDULE  14D-9"                 means  the  Schedule  14D-9 to be filed by JSG
                                  with the SEC and sent to JSG Shareholders in connection with the Offer;

"SEC"                             means  the  U.S.   Securities   and   Exchange
                                  Commission;

"SECURITIES ACT"                  means the U.S. Securities Act of 1933;

"SPIN-OFF"                        means the  distribution  of SSCC Shares to JSG
                                  Shareholders and Optionholders in cancellation of Ordinary Shares pursuant


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

                                  to the Capital Reduction;


"SPIN-OFF CIRCULAR"               means the circular to the JSG  Shareholders in
                                  connection  with the Spin-Off and  containing,
                                  inter   alia,   the  JSG   Spin-Off   Circular
                                  Recommendation and the notice convening the EGM;

"SPIN-OFF EFFECTIVE DATE"         shall have the  meaning  given to that term in
                                  clause  3.2(g);

"SPIN-OFF CIRCULAR                means the  recommendation  by the  Independent
RECOMMENDATION"                   Directors that JSG Shareholders vote in favour
                                  of the Resolutions in the form set out in the Rule 2.5 Announcement;

"SPIN-OFF STEPS"                  means  the   memorandum  in  the  agreed  form
                                  describing  the  steps  to be taken by the JSG
                                  Group  prior  to,  and  to   facilitate,   the
                                  implementation of the Spin-Off;

"SSCC"                            means Smurfit-Stone  Container Corporation,  a
                                  Delaware corporation;


"SSCC SHARES"                     means shares of common  stock,  $.01 par value
                                  per share, of SSCC;

"TAKEOVER ACT"                    means the Irish Takeover Panel Act, 1997;

"TAKEOVER RULES"                  means  the Irish  Takeover  Panel  Act,  1997,
                                  Takeover Rules, 2001;

"UK LISTING AUTHORITY"            means the competent authority for the purposes
                                  of Part IV of Financial Services Act 1986 of the United Kingdom, as amended, currently being the Financial Services Authority;

"WORKING HOURS"                   means  9.00am  to 5.00pm  on a  Business  Day;

"1963  ACT"                       means the Irish  Companies  Act,  1963.

        1.2    In this Agreement:

               (a) references to a "subsidiary" shall be construed in accordance with Section 155 of the 1963 Act and references to a "subsidiary undertaking" shall be construed in accordance with Regulation 4 of the European Communities (Companies: Group Accounts) Regulations, 1992;

               (b) references to clauses, Sub-clauses, Paragraphs, Sub-Paragraphs, Sub-Sub-Paragraphs are to clauses, Sub-clauses, Paragraphs, Sub-Paragraphs, Sub-Sub-Paragraphs of this Agreement;

               (c) references to a "company" shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

               (d) references to a "person" shall be construed so as to include any individual, firm, company, government, state or agency of a state, local authority or government


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

                    body or any joint venture, association or partnership (whether or not having separate legal personality);

               (e) a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

               (f) any reference to a "day" or a "Business Day" shall mean a period of 24 hours running from midnight to midnight;

               (g)  references to times are to time in Ireland;

               (h)  references to a "month" shall mean a calendar month;

               (i) any phrase introduced by the terms "including", "include", "in particular" or other similar expression shall be construed as illustrative and shall not limit the sense or meaning of the words preceding those terms;

               (j) unless the context otherwise requires, references to the singular include the plural and vice versa; and

               (k) unless the context otherwise requires, references to the masculine include the feminine and vice versa.

        1.3 All headings and titles are inserted for convenience only. They are to be ignored in the interpretation of this Agreement.

2.      OFFER

        2.1 MDCP and JSG will make the Pre-Conditional Rule 2.5 Announcement immediately after the execution of the Agreement by the parties hereto.

        2.2 MDCP will issue the Pre-Conditional Rule 2.5 Announcement on behalf of MDCP and JSG immediately after the execution of this Agreement by the parties hereto and MDCP will use all reasonable endeavours to satisfy the Pre-Condition.

        2.3 MDCP and JSG will make the Rule 2.5 Announcement promptly upon satisfaction of the Pre-Condition.

        2.4 MDCP will issue the Rule 2.5 Announcement on behalf of MDCP and JSG promptly upon satisfaction of the Pre-Condition.

        2.5 MDCP will issue the Offer Document and JSG will issue the Spin-Off Circular and the Schedule 14D-9 on the same date (unless otherwise required by law) and as promptly as practicable following the issue of the Rule 2.5 Announcement and the approval (if required) of the Spin-Off Circular by the Irish Stock Exchange and the UK Listing Authority; provided that MDCP shall be entitled to issue the Offer Document before JSG issues the Spin-Off Circular in order to issue the Offer Document within 54 days after the Rule 2.5 Announcement. JSG will issue the Prospectus to JSG Shareholders after the effectiveness of the Registration Statement and as otherwise required by law.


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

        2.6 In the event that the Spin-Off has been approved by JSG Shareholders but for practical reasons it has not been possible to obtain the Final Court Order by the date falling 60 days after the date of issue of the Offer Document, the parties agree to seek jointly the consent of the Panel to an appropriate extension of the period under the Takeover Rules for satisfaction of the Conditions (but in no event shall the period be extended beyond a date that is 114 days after the Rule 2.5 Announcement) to enable JSG to take (subject to the provisions of clause 3.1 and clause 3.2) all necessary steps to implement the Spin-Off prior to the date to which the Panel has been requested to extend the date for satisfaction of all Conditions.

        2.7 MDCP will declare the Offer unconditional in all respects upon the fulfillment of Conditions (a) to (i) inclusive and Condition
               (m) provided that (a) at such time all of the other Conditions (other than Condition (k)) are then either satisfied, fulfilled or waived by MDCP and (b) the Spin-Off is implemented concurrently with the Offer being declared unconditional in all respects.

        2.8 If the Offer becomes unconditional in all respects, MDCP will promptly thereafter, to the extent that the Offer then or subsequently satisfies the requirements of Section 204(1) of the 1963 Act, give notice in the prescribed form to all dissenting shareholders (as defined in Section 204(8) of the 1963 Act) pursuant to Section 204(1) of the 1963 Act that it desires to acquire the beneficial ownership of the JSG shares of each such dissenting shareholder and take all necessary steps under Section 204 of the 1963 Act to acquire the JSG Shares of such dissenting shareholders.

        2.9 MDCP will not reduce the requirement in Condition (a) that it receives valid acceptances in respect of not less than 80 per cent in nominal value of the JSG Shares Affected (as defined in Condition (a)) without the prior written consent of JSG (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, it shall not be reasonable for JSG to withhold its consent in circumstances where it is satisfied to a high degree of confidence that were Max to reduce the acceptance threshold of 80 per cent in nominal value of JSG Shares Affected (as defined in Condition (a)), Max would receive additional acceptances within a short period of time such that it would receive valid acceptances in respect of not less than 80 per cent in nominal value of the JSG Shares Affected (as defined in Condition (a)).

        2.10 JSG will promptly provide MDCP with such information concerning JSG, its subsidiaries and subsidiary undertakings and their respective shareholders as may be required to be included in the Offer Document.

        2.11 MDCP will promptly provide JSG with such information concerning the MDCP Group and its shareholders as may be required to be included in the Spin-Off Circular, the Schedule 14D-9 and the Prospectus.

        2.12 JSG will procure that the Schedule 14D-9, the Spin-Off Circular and the Prospectus contain all particulars relating to JSG, SSCC and MDCP required to comply in all material respects with all applicable statutory and other legal provisions and the rules and regulations made thereunder including the rules and regulations of the SEC and the listing rules of the Irish Stock Exchange and the UK Listing Authority, and JSG will procure that all information in the Schedule 14D-9, the Spin-Off Circular and the Prospectus will be substantially in accordance with the facts and will not omit anything material likely to affect the import of that information.


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

        2.13 MDCP will procure that the Offer Document contains all particulars relating to MDCP and JSG required to comply in all material respects with all applicable statutory and other legal provisions and the rules and regulations made thereunder including the Takeover Rules and the rules and regulations of the SEC, and MDCP will procure that all information in the Offer Document will be substantially in accordance with the facts and will not omit anything material likely to affect the import of that information.

3.      SPIN-OFF

        3.1 Subject to the Offer Recommendation not being withdrawn or adversely modified, JSG will (to the extent permitted by law, rule or regulation of any applicable governmental or quasi-governmental, supranational, statutory, regulatory or investigative body, including any national anti-trust or merger control authorities, court or tribunal in any jurisdiction) procure the implementation of the Spin-Off in accordance with the Spin-Off Steps concurrently with the Offer being declared unconditional in all respects.

        3.2 Subject to and without prejudice to the generality of the foregoing, JSG will:

               (a)  take all necessary actions to convene the EGM;

               (b)  use all reasonable  efforts  following the issue of the Rule
                    2.5 Announcement (i) to have the Registration Statement declared effective in accordance with Section 8(a) of the Securities Act, (ii) to keep the Prospectus continuously effective, supplemented, amended and current in conformity with the requirements of the Securities Act and the rules and regulations thereunder until the Spin-Off Effective Date and (iii) (if required) to obtain the approval of the Spin-Off Circular by the Irish Stock Exchange and the UK Listing Authority;

               (c) concurrently with the commencement of the Offer, issue the Spin-Off Circular and the Schedule 14D-9 to JSG Shareholders (subject to the approvals set out in paragraph (b) above);

               (d) make an application to the High Court under Section 73(3) of the 1963 Act for a direction that Section 73(2) of the 1963 Act shall not apply and, to the extent required, consult with MDCP regarding the likely composition of the list of creditors which is required to be settled by the High Court pursuant to Section 73(2) (b) of the 1963 Act;

               (e) promptly after the EGM (assuming approval of the Resolutions by the requisite majority of JSG Shareholders), present a petition or petitions (the "Petition") to the High Court to sanction the Capital Reduction and Spin-Off and confirming the cancellation of share capital in connection therewith under Section 72 of the 1963 Act (the "Final Court Order") and issue a notice of motion for directions and file any grounding affidavits required requesting the High Court to issue directions in relation to the date to be fixed for the hearing of the Petition and for such further and other directions and orders as the High Court deems fit;

               (f) promptly after the issue of directions by the High Court proceed with the Petition for the purposes of obtaining the Final Court Order;


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

               (g) following the making of the Final Court Order, JSG will, concurrently with the Offer being declared unconditional in all respects, deliver an office copy of the Final Court Order and the minute required by Section 75 of the 1963 Act for registration to the Companies Registration Office, Dublin (the "Filing") (the date of registration of the Final Court Order as evidenced by the issuance by the Companies Registration Office of a certificate of registration being the "Spin-Off Effective Date");

               (h) provide MDCP on a timely basis with drafts, and final forms, of all documents to be filed with the High Court in connection with the Capital Reduction;

               (i) consult with MDCP regarding the conduct of all court proceedings in connection with the Capital Reduction and advise MDCP of the dates of any such hearings;

               (j) be represented in court by counsel selected by JSG from the Agreed Counsel List or such other counsel as the parties may agree (such agreement not to be unreasonably withheld) on the hearing of the Petition and any other hearings in connection with the Capital Reduction; and

               (k) execute and do and use all reasonable endeavours to cause to be executed and done all such other documents, acts and things as may be necessary to be executed or done by it for the purpose of giving effect to the Capital Reduction and Spin-Off.

        3.3 Subject to and without prejudice to the generality of the foregoing, JSG will procure that the 25 million JSG Shares held by a wholly owned subsidiary of JSG will, to the extent not utilised in satisfying obligations of the JSG Group under the JSG Share Option Schemes, be cancelled by the Spin-Off Effective Date.

4.      RECOMMENDATIONS

        4.1 Subject to the obligations of the Independent Directors under the Takeover Rules and unless the Independent Directors determine in good faith (after taking independent advice under Rule 3.1 of the Takeover Rules from the independent financial adviser or advisers to the Independent Directors) that their fiduciary duties require them to do otherwise, the Spin-Off Circular Recommendation will not be withdrawn or adversely modified in any respect.

        4.2    JSG  will  notify  MDCP  prior  to  the   Independent   Directors
               withdrawing   or  adversely   modifying  the  Spin-Off   Circular
               Recommendation.

        4.3 Subject to the obligations of the Independent Directors under the Takeover Rules and unless the Independent Directors determine in good faith (after taking independent advice under Rule 3.1 of the Takeover Rules from the independent financial adviser or advisers to the Independent Directors) that their fiduciary duties require them to do otherwise, JSG will provide MDCP with a letter on behalf of the Independent Directors containing the Offer Recommendation for inclusion in the Offer Document.

        4.4 Subject to the obligations of the Independent Directors under the Takeover Rules and unless the Independent Directors determine in good faith (after taking independent advice under Rule 3.1 of the Takeover Rules from the independent financial adviser or advisers to the Independent Directors) that their fiduciary duties require them to do otherwise, the Offer Recommendation will not be withdrawn or adversely modified in any respect. In making any such determination, the Independent Directors will be entitled to take into account their fiduciary duties to JSG Shareholders in relation to unanticipated adverse effects to JSG Shareholders occurring on account of the Spin-Off (but excluding fluctuations in the SSCC share price).

        4.5    JSG  will  notify  MDCP  prior  to  the   Independent   Directors
               withdrawing or adversely modifying the Offer Recommendation.

5.      CO-OPERATION

        5.1 Subject to the terms and conditions of this Agreement, each of JSG and MDCP will consult with the other and will procure that each member of their respective Groups will co-operate in implementing the Spin-Off and the Offer in a manner consistent with this Agreement, including as follows:

               (a) the parties will co-operate in the preparation of the Spin-Off Circular, the Schedule 14D-9 and the Prospectus (and any other circular to be issued by JSG to JSG Shareholders in relation to the Spin-Off or the Offer);

               (b) the parties will co-operate in the preparation of the Offer Document (and any other document to be issued by MDCP to JSG Shareholders in relation to the Offer);

               (c) the parties will use all reasonable endeavours to ensure that the Spin-Off Circular, the Schedule 14D-9 and the Offer Document are circulated to JSG Shareholders at the same time and in a co-ordinated manner and that the Prospectus is circulated to JSG Shareholders in accordance with applicable law;

               (d) each party shall promptly provide to the other party such information relating to it, its subsidiaries and subsidiary undertakings, and any of its or their respective directors or employees, as the other party may reasonably request, whether for inclusion in any document required for purposes of the Offer or the Spin-Off or in relation to any application, clearance, confirmation, consent or other matter made or sought by or on behalf of a party or any of its respective subsidiaries to or from any third party in connection with the Offer or Spin-Off;

               (e) each party will, in consultation with the other, prepare and submit to the other for review prior to the issue, execution or dispatch of the relevant documentation referred to below:

                    (i)     in the  case  of JSG,  the  Spin-Off  Circular,  the
                            Schedule 14D-9 and the Prospectus;

                    (ii)    in the case of MDCP, the Offer Document; and

                    (iii) with respect to any regulatory clearances, confirmations, consents or other matters required to implement the Offer or Spin-Off or to satisfy any of the Conditions, subject to any legal restrictions, any and all:

                             (A)    applications   for   such    clearances,
                                    confirmations, consents or other matters;
                                    and

                             (B) all formal submissions to and other relevant material correspondence with
                                    relevant authorities relating   to  such
                                    clearances,  confirmations, consents or
                                    other matters; and

               (f)  each party will promptly review and provide  comments on all
                    documentation   submitted  to  it  by  way  of  consultation
                    pursuant to this clause 5.1.

        5.2 To the extent consistent with the operating duties of JSG's management and unless the Independent Directors determine in good faith (after taking independent advice under Rule 3.1 of the Takeover Rules from the independent financial adviser or advisers to the Independent Directors) that their fiduciary duties require them to do otherwise, JSG will reasonably cooperate with MDCP in connection with the financing to be obtained by MDCP in connection with the Offer (the "Financing") including, without limitation, (i) providing MDCP's financing sources with all financial information reasonably requested by them, (ii) making JSG's senior officers available to, and, if necessary, instructing its accounting and legal advisers to make themselves reasonably available to, MDCP's financing sources and (iii) making JSG's senior officers available to participate to the extent reasonable in due diligence sessions and presentations related to Financing (including roadshow and rating agency presentations) and (iv) assisting to the extent reasonable in the preparation of one or more offering documents to be used in connection with the Financing.

6.      COVENANTS

        6.1 Except as expressly contemplated by this Agreement or as agreed to in writing by MDCP, JSG agrees that during the period from the date of this Agreement to the Offer Completion Date (or, if earlier, until termination of this Agreement in accordance with clauses 8.1 and 8.2 hereof):

               (a) the business and operations of JSG and its subsidiaries will be conducted only in the ordinary and usual course generally consistent with past practice and JSG and its subsidiaries will use all reasonable endeavours to preserve intact their current business organisations; and

               (b) JSG will not, and will not permit any of its subsidiaries to, knowingly take, or agree or commit to take, any action that would, or is reasonably likely to result in any of the Conditions not being satisfied.

        6.2 Each of MDCP and JSG shall promptly notify the other in writing of (i) receipt of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, (ii) any event, circumstance, change, fact or occurrence of which it becomes aware that will or is reasonably likely to result in one of the Conditions not being satisfied and
               (iii) any material claims, actions, proceedings or governmental investigations of which it becomes aware, involving or affecting the MDCP Group or the JSG Group, as the case may be, or any of their material properties or material assets.

        6.3 MDCP will use all reasonable endeavours to procure the fulfillment of Conditions (a) to (i) inclusive; provided, however, that nothing in this clause 6.3 shall require MDCP to increase the consideration payable under the Offer as set out in the Rule 2.5 Announcement.

        6.4 JSG will use all reasonable endeavours to procure the fulfillment of Conditions (b) to (i) inclusive.

7.      ACCESS TO JSG'S BUSINESS

        Subject to the obligations of the Independent Directors under the Takeover Rules and unless the Independent Directors determine in good faith (after taking independent advice under Rule 3.1 of the Takeover Rules from the independent financial adviser or advisers to the Independent Directors) that their fiduciary duties require them to do otherwise, until the earlier to occur of (i) the Spin-Off Effective Date and (ii) termination of this Agreement in accordance with clause 8, JSG will:

               (a) subject to MDCP giving reasonable prior notice to JSG and provided that JSG shall have the right to accompany MDCP and its Representatives during any such access, give MDCP and its Representatives reasonable access during normal business hours to the major facilities of the JSG Group in the context of operational and forward planning; and

               (b) promptly make available to MDCP copies of such material documents and information with respect to the JSG Group and the operations of the JSG Group as MDCP Representatives may reasonably request in the context of operational and forward planning.

8.      TERMINATION

        8.1 Without prejudice to such obligations as MDCP may have under the Takeover Act and Takeover Rules, if:

               (a) the Spin-Off Recommendation is adversely modified or is withdrawn; or

               (b)  the  Offer   Recommendation  is  adversely  modified  or  is
                    withdrawn; or

               (c)  the Resolutions are not passed at the EGM; or

               (d) the Offer Document is not issued (i) within 28 days following the Rule 2.5 Announcement in circumstances where
                    (x) the Registration Statement becomes effective within such 28 days and JSG is in a position to send to JSG Shareholders the Spin-Off Circular, the Schedule 14D-9 and the Prospectus within such 28 days or (y) the SEC does not require the Prospectus to be sent to JSG Shareholders prior to the EGM and JSG is in a position to send to JSG Shareholders the Spin-Off Circular and the Schedule 14D-9 within such 28 days or (ii) if the Registration Statement is not effective within such 28 days and the SEC requires the Prospectus to be sent to JSG Shareholders prior to the EGM, within the earlier of (x) seven days after the Registration Statement becomes effective and (y) 75 days following the Rule 2.5 Announcement; or

               (e) the Offer does not become unconditional in all respects within 66 days after the later of the Offer Document or the Spin-Off Circular is issued; or

               (f) the Offer lapses or is withdrawn in accordance with the Takeover Rules; or

               (g) JSG materially breaches this Agreement which breach, if capable of being remedied, has not been remedied within 10 Business Days of the date of service of written notice by MDCP requiring the breach to be remedied,

               MDCP will be entitled to terminate this Agreement by notice in writing to JSG.

        8.2    If:

               (a)  the  Offer   Recommendation  is  adversely  modified  or  is
                    withdrawn; or

               (b)  the Resolutions are not passed at the EGM; or

               (c) the Offer Document is not issued (i) within 28 days following the Rule 2.5 Announcement in circumstances where
                    (x) the Registration Statement becomes effective within such 28 days and JSG is in a position to send to JSG Shareholders the Spin-Off Circular, the Schedule 14D-9 and the Prospectus within such 28 days or (y) the SEC does not require the Prospectus to be sent to JSG Shareholders prior to the EGM and JSG is in a position to send to JSG Shareholders the Spin-Off Circular and the Schedule 14D-9 within such 28 days or (ii) if the Registration Statement is not effective within such 28 days and the SEC requires the Prospectus to be sent to JSG Shareholders prior to the EGM, within the earlier of (x) seven days after the Registration Statement becomes effective and (y) 75 days following the Rule 2.5 Announcement; or

               (d) the Offer does not become unconditional in all respects within 66 days after the later of the Offer Document and the Spin-Off Circular is issued; or

               (e) the Offer lapses or is withdrawn in accordance with the Takeover Rules; or

               (f) MDCP materially breaches this Agreement which breach, if capable of being remedied, has not been remedied within 10 Business Days of the date of service of written notice by JSG requiring the breach to be remedied,

               JSG will be entitled to terminate this Agreement by notice in writing to MDCP.

        8.3 Subject to clause 8.4 and 8.6, if this Agreement is terminated pursuant to this clause 8, this Agreement shall cease to be of effect with no liability on either party provided that such termination shall not relieve either party of any liability for damages for breach of the Agreement.

        8.4 Clauses 9, 15, 16, 19 and 20 shall survive such termination of this Agreement in accordance with clause 8 and shall continue in full force and effect.

        8.5 Each of the parties undertakes to the other to notify it promptly upon becoming aware that it is in breach of or has otherwise failed to comply, or has reasonable grounds to believe that it will not, or will not be able to, comply with its obligations under this Agreement.

        8.6    Termination  of this  Agreement  shall  not  affect  the  parties
               obligations  in  any  manner  under  the  Expense   Reimbursement
               Agreement and Confidentiality Agreements.

9.      NOTICES

        9.1 Any notice or other communication under this Agreement shall only be effective if it is in writing.

        9.2 Communication by electronic mail or other electronic methods of writing shall not be effective under this Agreement.

        9.3 No notice or other communication given or made under this Agreement may be withdrawn or revoked.

        9.4 Any notice or other communication given or made under this Agreement shall be addressed as provided in clause 9.6 and, if so addressed, shall, in the absence of earlier receipt, be deemed to have been duly given or made as follows:

               (a) if sent by personal delivery, on delivery at the address of the relevant party;

               (b) if sent by pre-paid post, two clear Business Days after the date of posting;

               (c)  if sent by facsimile, when transmitted.

        9.5 Any notice or other communication given or made, or deemed to have been given or made, outside Working Hours will be deemed not to have been given or made until the start of the next period of Working Hours.

        9.6    The relevant notice details are:


               TITLE OF RECIPIENT       ADDRESS                                 FACSIMILE NUMBER

               MDCP Acquisitions I      c/o Kirkland & Ellis                    001-312-861-2200
                                        200 East Randolph Drive
                                        Chicago
                                        Illnois 60601-6611
                                        USA

               Jefferson Smurfit        Beech Hill, Clonskeagh, Dublin 4,       00-353-1-269-5130
               Group plc                Ireland



        9.7 A party may notify the other parties of a change to its notice details. That notification shall only be effective on:

               (a)  any effective date specified in the notification; or

               (b) if no date is specified or the effective date specified is less than five clear Business Days after the date when notice is received, the date falling five clear Business Days after the notification has been received.

10.     REMEDIES AND WAIVERS

        10.1 No delay or omission by any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall:

               (a)  affect that right, power or remedy; or

               (b)  operate as a waiver of it.

        10.2 The exercise or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

        10.3 The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

11.     NO PARTNERSHIP AND NO AGENCY

        11.1 Nothing in this Agreement and no action taken by the parties pursuant to this Agreement shall constitute, or be deemed to constitute, a partnership, association, joint venture or other co-operative entity between any of the parties.

        11.2 Nothing in this Agreement and no action taken by the parties pursuant to this Agreement shall constitute, or be deemed to constitute, any party the agent of any other party for any purpose. Neither party has, pursuant to this Agreement, any authority or power to bind or to contract in the name of the other party to this Agreement.

12.     ENTIRE AGREEMENT

        12.1   This  Agreement,  the  Expense  Reimbursement  Agreement  and the
               Confidentiality   Agreements   constitute  the  entire  agreement
               between the parties relating to the Offer and the Spin-Off.

        12.2 The obligations of the parties under this Agreement shall not be deemed to be modified, amended or otherwise altered by the terms and conditions of the Offer.

13.     VARIATION

        This Agreement may only be varied in writing (excluding electronic mail or other electronic methods of writing) signed by each of the parties.

14.     ASSIGNMENT

        Neither party shall assign all or any part of the benefit of, or its right or benefits under, this Agreement without the prior written consent of the other party.

15.     ANNOUNCEMENTS

        15.1 Save as provided in this Agreement, no announcement concerning the transactions contemplated by this Agreement shall be made by either party without the prior written consent of the other party. This restriction does not apply in the circumstances described in clause 15.2.

        15.2 Either party may, after consultation with the other party (if time permits), make an announcement concerning the transactions contemplated by this Agreement if and to the extent required by:

               (a)  law, rule or regulation; and

               (b) any regulatory or governmental body to which that party is subject, wherever situated, including (amongst other bodies) the SEC, the Irish Stock Exchange or the Panel, whether or not the requirement for an announcement has the force of law.

        15.3 The restrictions contained in this clause shall continue to apply for a period of two years after the termination of the Agreement.

16.     CONFIDENTIALITY

        The parties agree that all material or information furnished pursuant to this Agreement shall be subject to the Confidentiality Agreements as though MDCP were a party to the Confidentiality Agreements.

17.     COSTS AND EXPENSES

        Except as otherwise stated in the Expense Reimbursement Agreement, each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and implementation of this Agreement, provided that all filing fees in connection with any application to any anti-trust or merger control authority in connection with the Offer will be paid for by JSG.

18.     COUNTERPARTS

        18.1 This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

        18.2 Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

19.     GOVERNING LAW

        This Agreement shall be governed by and construed in accordance with the laws of Ireland.

20.     JURISDICTION

        20.1 The courts of Ireland are to have non-exclusive jurisdiction to settle any dispute in connection with this Agreement. Any proceeding, suit or action arising out of or in connection with this Agreement ("Proceedings") may therefore be brought in the Irish courts. This jurisdiction agreement is irrevocable and each party agrees that it is for the exclusive benefit of the other party. Nothing contained in this clause shall limit either party's right to take Proceedings against the other in any other court or in the courts of more than one jurisdiction at the same time.

        20.2 Each party irrevocably waives any objection, on the ground of forum non conveniens or on any other grounds, to the taking of Proceedings in the courts of Ireland. Each party also irrevocably agrees that a judgment in Proceedings brought in the courts of Ireland shall be conclusive and binding upon it and may be enforced in any other jurisdiction.

21.     PARTIES IN INTEREST

        This Agreement shall be binding upon and inure solely to the benefit of each party hereto. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

SIGNED by                    )
                             )
for and on behalf of         )
MDCP ACQUISITIONS I          )
in the presence of           )


Signature of witness :
                      ------------------------
Name of witness :
                      ------------------------
Address of witness :
                      ------------------------

                      ------------------------



SIGNED by                    )
                             )
for and on behalf of         )
JEFFERSON SMURFIT            )
GROUP PLC                    )
in the presence of           )

Signature of witness :
                      ------------------------
Name of witness :
                      ------------------------
Address of witness :
                      ------------------------

                      ------------------------